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                                                                    Exhibit 10.1

                                FOURTH AMENDMENT



         FOURTH AMENDMENT (this "Amendment") dated as of April 25, 1996 between GREYHOUND LINES, INC., a Delaware corporation (the "Counterparty") and BANKERS TRUST COMPANY ("BTCo"). All capitalized terms defined in the Agreement referred to below shall have the same meanings when used herein unless otherwise defined herein.


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, the Counterparty and BTCo have entered into that certain Master Agreement dated as of July 12, 1993, as amended by the First Amendment dated as of October 14, 1993, the Second Amendment dated as of December 30, 1993 and the Third Amendment dated as of October 14, 1994 (as so amended, and as further amended, modified or supplemented from time to time, the "Agreement"); and

         WHEREAS, the Counterparty and BTCo desire to modify and amend certain of the terms and provisions of the Agreement.

         NOW THEREFORE, the parties hereto agree as follows:

                 1. Part 1(h) of the Schedule to the Agreement is hereby amended by deleting clause (iii) of such section in its entirety.

                 2. Part 5(f) of the Schedule to the Agreement is hereby amended by modifying or adding the defined terms listed below:

         "Appraised Value" shall mean, as respects the Real Estate, the appraised value reflected on Annex I, or such other value determined by an appraisal obtained by Party B pursuant to the provisions of Annex II, Section 3
(b).

         "Coverage Amount" shall mean, as of any date, the product of (x) Future Obligations minus the undrawn face amount of the Letter of Credit and
(y) two.

         "Coverage Trigger Date" shall mean the first date after April 25, 1996 on which the Appraised Value of the Real Estate equals or exceeds the Coverage Amount.

         "Future Obligations" shall mean, as of any date, the aggregate of the undiscounted future payments owing by Party A to Party B under this Agreement minus the aggregate of the undiscounted future payments owing by Party B to Party A under this Agreement





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         "Letter of Credit" shall mean the Letter of Credit, dated as of April
25, 1996, in the face amount of $1.1 million, issued by Norwest Corporation in favor of Bankers Trust Company, as amended, modified or supplemented from time to time or as replaced in accordance with the terms of the Agreement.

         "Mortgages" shall mean each of the deeds of trust, mortgages, security agreements, financing statements and assignments thereto executed by Party A in favor of Party B relating to the Real Estate, as such documents may be amended, modified or supplemented from time to time.

         "Real Estate" shall mean the real properties initially set forth on Annex I hereto and made a part hereof and which is incorporated herein in its entirety by reference, as such Annex I shall be modified or supplemented pursuant to the provisions of Annex II.

         "Security Documents" shall mean each (x) of the Mortgages and (y) the Letter of Credit and (z) other Collateral that may be substituted therefor in accordance with the provisions of Annex II.

                 3. Annex I and Annex II to the Third Amendment to the Agreement are hereby amended by deleting said annexes in their entirety and inserting, in lieu thereof, Annex I and Annex II attached to the Amendment.

                 4. As specifically modified by this Amendment, all of the terms and provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect. Each party shall bear its own costs in preparing and negotiating this Amendment.

                 5. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 6. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Counterparty and BTCo shall have executed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to each other.

                 7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement or any other Security Document.





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                 9.       From and after the Amendment Effective Date, all
references in the Agreement and each of the other Security Documents to the Agreement shall be deemed to be references to the Agreement after giving effect to this Amendment.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the date appearing in the first paragraph above.


                                    GREYHOUND LINES, INC.



                                    By: /s/ STEVEN L. KORBY
                                       ------------------------------------
                                    Title:  Executive Vice President and
                                            Chief Financial Officer


                                    BANKERS TRUST COMPANY



                                    By: /s/ CHRISTOPHER KINSLOW
                                       ------------------------------------
                                    Title:  Vice President






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ANNEX I

Core Properties Initially Pledged to Bankers Trust

                                                                                    Appraised Value
                                                                                    ---------------
2515                Cleveland, OH        1465 Chester Avenue                        $1,300,000.00
4206                Birmingham, AL        619 N. 19th Street                        $1,000,000.00
2509                Cincinnati, OH       1005 Gilbert Avenue                        $  450,000.00
3312                Richmond, VA         2910 North Boulevard                       $  600,000.00
4733                Orlando, FL          2750 West Business Center Boulevard        $1,600,000.00
3206                Washington, DC       1005 First Street N.E.                     $  500,000.00

6 properties        Total of Core Properties Pledged to Bankers Trust               $5,450,000.00

Annex II

                        PERFORMANCE ASSURANCE PROVISIONS


                 1. Security Interest. As security for its obligations under the ISDA Master Agreement to which this Annex is attached and into which this Annex is incorporated (the "Agreement"), Party A has agreed to deliver to party B the Letter of Credit and Mortgages on the Real Properties initially listed on Annex I hereto and after the first date of providing such collateral from time to time in accordance with the terms and conditions of this Annex. Party A hereby pledges all such property (together with all proceeds thereof, the "Collateral") to Party B and grants to Party B a continuing security interest in and lien on such Collateral. Party A further agrees to take any reasonable action which Party B may require or deems necessary in order to create, validate, confirm or perfect such pledge and security interest.

                 2.       Release of Collateral.

                          (a)     On and after the Coverage Trigger Date, if
(x) no Event of Default has occurred and is continuing and (y) the Appraised Value of the Real Estate exceeds the Coverage Amount at such time, then Party A may request in writing that Party B shall release its security interest in certain Real Estate (the "Excess Real Estate") having a value equal to such excess amount. If Party B receives an Officer's Certificate from the Chief Financial Officer of Party A stating that Party A shall be in compliance with all terms and conditions of the Refinancing Facility both before and after giving effect to the release of such Excess Real Estate, then (1) Party B shall release such Excess Real Estate and return such property to Party A in accordance with the procedures set forth in Section 4 below and (2) the Coverage Amount shall be reduced accordingly.

                          (b)     As used in this Annex, "Performance Exposure"
means, on any day, the Future Obligations discounted by rates determined by the LIBOR interest rate curve in effect on such day, which would be payable to Party B if the Agreement were terminated as of such day as the result of an Event of Default with respect to Party A and a payment was due to Party B pursuant to Section 6(e)(i) thereof.

                 3.       Collateral.

                          (a)     Party B may consent, in its sole discretion,
upon written request by Party A, to modify or supplement the list of real properties acceptable as Collateral by executing and delivering written amendments to this Annex, which shall be signed by both parties (in counterpart or otherwise).

                          (b)     Party B reserves the right to recalculate the
fair market or the appraised value of the Real Estate (as determined in good faith and a commercially reasonable manner by Party B) at any time. Upon a determination by Party B of revised Appraised Values,





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such new values shall be automatically substituted for the values set forth on
Annex I and appropriate adjustments shall be made, if necessary, in the Real Estate to be held by Party B, and/or released pursuant to Section 2 above and/or added pursuant to Section 3(c).

                          (c)     If on any New York Banking Day after the
Coverage Trigger Date, the Coverage Amount exceeds the Appraised Value of the Real Estate at such time because of a change in such Appraised Value, then Party B may, on demand, require Party A to deliver additional Collateral in accordance with the procedures set forth in Section 4 below so that, after giving effect to such delivery, such Appraised Value will equal or exceed the Coverage Amount.

                 4.       Transfers.

                          (a)     Demands for delivery or return of Collateral
may be made in writing and Collateral that is demanded by 10:00 a.m., New York time, on a New York Banking Day shall be delivered by the close of business on the following New York Banking Day. It shall be a Termination Event with respect to a party if such party fails to deliver or return Collateral as required by any Section of this Annex and such failure continues for two New York Banking Days after notice from the other party.

                          (b)     In the case of Collateral consisting of
securities which are transferable by book- entry, deliveries or returns of such securities shall be effected by book entries on the records of the applicable Federal Reserve Bank or clearing corporation. In the case of Collateral consisting of securities which are not transferable by book-entry, deliveries or returns of such securities shall be effective by delivery of the security to the transferee or its designee in appropriate physical form for legally valid transfer. In the case of Collateral consisting of cash, deliveries or returns of such cash shall be effected by deposit thereof in the account designated by the transferee.

                          (c)     All deliveries and returns of Collateral
shall be rounded to the nearest integral multiple of $250,000 ( and shall be rounded up, if exactly between two such multiples).

                 5.       Collateral Maintenance.

                          (a)     All cash or cash equivalent Collateral
received by party B from Party A shall be entered in one or more accounts (each, a "Collateral Account") at Bankers Trust Company, each of which may include property of other parties but will bear a title indicating that the property in such Collateral Account is held as security. Party B shall have no interest in the Collateral except the security interest granted in Section 1 above until it has acquired some greater interest by exercise of its rights pursuant to Section 6 below. Party B shall cause statements concerning the Collateral held in each Collateral Account to be delivered to Party A on request, which may not be made more frequently than once in each calendar month.





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                          (b)     Party A may substitute acceptable property
for other acceptable property then held as Collateral by Party B, provided that the value of such substitute property for the purposes of this Annex is at least equal to that of the property being replaced and provided further that notice of such proposed substitution is given to Party B prior to 10:00 a.m. New York time, on the new York Banking Day on which such substitution is to occur. Party B shall return Collateral which has been replaced by the close of business on the New York Banking Day following the day on which the relevant substitute Collateral is received in the relevant Collateral Account.

                          (c)     Any payment or other distribution in respect
of property being held as cash or cash equivalent Collateral (a "Payment") shall be remitted to Party A within one New York Banking Day after such Payment is received so long as (i) Party A shall have complied with all of its obligations, if any, under Section 2 above, shall have made all payments due and payable under the Agreement and no Event of Default or Potential Event of Default with respect to Party A shall have occurred and be continuing and ((ii) after giving effect so such remittance, the value of the remaining Collateral for the purposes of this Annex will be equal to or greater than that required hereunder. Any Payment or any part thereof retained by Party B shall be held as additional Collateral.

                 6. Financial Reporting Requirements. Party A hereby covenants and agrees that on the Amendment Effective Date and thereafter for so long as this Agreement is in effect and until all obligations hereunder are paid in full, Party A will furnish to Party B copies of the annual and quarterly financial statements that Party A files with the Securities and Exchange Commission ("SEC"), such reports to be furnished by Party A to Party B within thirty (30) days of the filing date with the SEC.

                 7.       Rights on Termination.

                          (a)     On or after an Early Termination Date, if any
amount is payable by Party A to Party B under the Agreement, Party B may exercise any of the rights and remedies of a secured party with respect to the Collateral, including any such rights and remedies under then applicable law, in order to recover amounts owing to it under the Agreement. The exercise of such rights and remedies shall be free from any equity, right of redemption or other claim or right of any nature whatsoever of Party A. Party B shall not be required to realize on the Collateral prior to collecting from Party A. Party A shall in all events remain liable for any amounts remaining unpaid after realization on the Collateral and application of proceeds. Party B shall return any surplus proceeds or Collateral remaining after any such realization and application.

                          (b)     Any liquidation of non-cash Collateral shall
be accomplished by a public or private sale of the Collateral conducted by Party B in a commercially reasonable manner with such notice, if any, as may be required by applicable law. Party B or any of its affiliates may be the purchaser of any or all of the Collateral so sold. Party A acknowledges and agrees that Collateral comprised of securities may decline speedily in value and is of a type





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customarily sold on a recognized market and, accordingly, Party A is not entitled to prior notification of any sale or intended disposition of such Collateral by Party B. All costs and expenses, including, without limitation, brokers' fees, sales or other commissions, and attorneys' fees and expenses, incurred by or on behalf of Party B in connection with its realization on any Collateral shall be payable immediately by Party A and shall be additional obligations due under the Agreement which are secured by the Collateral.

                 8.  Representations.   Party A continuously represents,
warrants and agrees that:

                          (a)     it has the power under the laws of the
jurisdiction of its organization or incorporation and under its organizational documents to grant to Party B a security interest in any property it may transfer as Collateral;

                          (b)     as of each date on which it transfers
property as Collateral to Party B, it will have title to and will be the sole owner of such property, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest granted hereby;

                           (c)    upon transfer of any property as Collateral
to Party B in accordance with the terms of this Annex, Party B will have a valid and perfected security interest in such Collateral; and

                          (d)     the performance by it of its obligations
under this Annex will not violate the provisions of any other indenture, agreement or other document to which it or its assets are bound or result in the creation of any security interest, lien or other encumbrance on it or any of its property other than the security interest granted hereby.





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